Exhibit 99.1

Neostellar Capital Corp. Announces Second Quarter 2026

Preliminary Investment Portfolio Update

Completed Remaining $15 Million Investment in TensorWave via Magnetar Opportunity 2025-4 LP

Net Asset Value Expected to be $13.25 to $13.75 Per Share

NEW YORK, NY, July 8, 2026 (GLOBE NEWSWIRE) – Neostellar Capital Corp. (“Neostellar Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: NSLR) today provided a preliminary update on its investment portfolio for the second quarter ended June 30, 2026.

As previously announced, effective July 1, 2026, the Company changed its name from SuRo Capital Corp. to Neostellar Capital Corp. and its Nasdaq Global Select Market ticker symbol from “SSSS” to “NSLR” in anticipation of its transition to an externally managed structure.

“Our stockholders overwhelmingly approved the transition to an externally managed structure, and the transition is now subject only to customary regulatory approvals, which we expect to receive in the near-term,” said Mark Klein, Chairman and Chief Executive Officer of Neostellar Capital. “We believe this evolution of our platform will enhance our sourcing capabilities, broaden our investment opportunity set, and increase our flexibility in pursuing differentiated private technology investments.”

“During the second quarter, we funded our remaining $15 million commitment to TensorWave through an investment in Magnetar Opportunity 2025-4 LP. Together with the initial $5 million investment completed during the first quarter of 2026, Neostellar Capital’s total investment in TensorWave now stands at $20 million. Since the initial investment, TensorWave has continued to execute against its growth strategy, reinforcing our investment thesis and conviction in the long-term opportunity. We believe TensorWave is well positioned to benefit from increasing demand for high-performance AI compute infrastructure as enterprise AI adoption continues to accelerate.”

“We also completed a $9.5 million investment in ClickHouse during the second quarter, further expanding our exposure to category-leading private technology companies supporting AI and enterprise software infrastructure. ClickHouse is a leading provider of high-performance analytical database software serving enterprise and AI-driven workloads. We believe ClickHouse’s differentiated technology and growing enterprise adoption position it well for continued long-term growth.”

“These investments reflect our disciplined approach to capital allocation and our strategy of partnering with category-leading private technology companies benefiting from durable secular growth trends,” Mr. Klein continued. “We remain focused on identifying businesses with differentiated technologies, strong competitive positions, and attractive long-term growth prospects.”

Mr. Klein concluded, “We believe the continued adoption of artificial intelligence is creating an expanding universe of compelling private investment opportunities. Our objective remains to partner with exceptional entrepreneurs building category-defining technology companies before they become broadly accessible in the public markets. We believe Neostellar Capital is well positioned to capitalize on these opportunities and deliver long-term value for our stockholders.”

Preliminary Net Asset Value

As previously reported, the Company’s net assets totaled approximately $361.6 million, or $14.24 per share, as of March 31, 2026, compared to approximately $219.4 million, or $9.18 per share, as of June 30, 2025. As of June 30, 2026, the Company’s net asset value is estimated to be between $13.25 and $13.75 per share.

Investment Portfolio Update

As of June 30, 2026, the Company held positions in 37 portfolio companies – 34 privately held and 3 publicly held.

During the three months ended June 30, 2026, the Company made the following investments:

Portfolio Company	Investment	Transaction Date	Amount(1)
Huntress Labs Inc.	Common Shares	4/8/2026	$0.2 million
ClickHouse, Inc.	Series A Preferred Shares	4/22/2026	$9.5 million
Magnetar Opportunity 2025-4 LP(2)	Class B Interest	6/3/2026	$15.0 million

(1)	Amount invested does not include capitalized costs or prepaid expenses, if applicable.
(2)	Magnetar Opportunity 2025-4 LP is a special purpose vehicle (SPV) invested in TensorWave, Inc. On December 31, 2025, the Company committed up to $20.0 million to Magnetar Opportunity 2025-4 LP. As of June 30, 2026, the entire $20.0 million capital commitment to Magnetar Opportunity 2025-4 LP has been funded.

During the three months ended June 30, 2026, the Company exited and/or received proceeds from the following investments:

Portfolio Company	Transaction Date	Quantity/ Initial Capital	Average Net Share Price(1)	Net Proceeds	Realized Gain
CW Opportunity 2 LP	Various	12.2%	N/A	$6.5 million	$4.6 million(2)
GrabAGun Digital Holdings Inc. - Common Shares(3)	Various	147,135	$3.18	$0.5 million	$0.3 million
HL Digital Assets Inc. (4)	6/5/2026	100%	N/A	$5.2 million	<$0.1 million

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	CW Opportunity 2 LP is an SPV for which the Class A Interest is solely invested in the Class A Common Shares of CoreWeave, Inc. Realized gain is calculated based on the current reporting by the SPV and may be subject to change or adjustment due to the impact of performance fees.
(3)	As of June 30, 2026, the Company holds 452,619 common shares of GrabAGun Digital Holdings, Inc.
(4)	HL Digital Assets Inc.’s primary purpose is to invest in HYPE, the digital token of Hyperliquid. On June 5, 2026, the Company received a distribution reflecting a full exit of our investment in HL Digital Assets Inc.

Subsequent to quarter-end through July 8, 2026, the Company received proceeds from the following investment:

Portfolio Company	Transaction Date	Quantity/ Initial Capital	Average Net Share Price(1)	Net Proceeds	Realized Gain
GrabAGun Digital Holdings Inc. - Common Shares(2)	Various	110,855	$3.13	$0.3 million	$0.2 million

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of July 8, 2026, the Company holds 341,764 common shares of GrabAGun Digital Holdings, Inc.

The Company’s liquid assets were approximately $14.7 million as of June 30, 2026, consisting of cash and securities of publicly traded portfolio companies at quarter-end.

As of June 30, 2026, there were 26,473,222 shares of the Company’s common stock outstanding.

Preliminary Estimates and Guidance

The preliminary financial estimates provided herein are unaudited and have been prepared by, and are the responsibility of, the management of the Company. Neither our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data included herein. Actual results may differ materially.

The Company expects to announce its second quarter ended June 30, 2026 results in August 2026.

Forward-Looking Statements

Statements included herein, including statements regarding Neostellar Capital’s beliefs, expectations, intentions, or strategies for the future, may constitute “forward-looking statements”. Neostellar Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. With respect to the pending externalization, these risks and uncertainties include, but are not limited to: the ability to retain key personnel; the ability to realize the anticipated benefits of the externalization; and the impact of the externalization on the Company’s business, financial condition, and results of operations. Risk factors, cautionary statements, and other conditions which could cause Neostellar Capital’s actual results to differ from management’s current expectations are contained in Neostellar Capital’s filings with the Securities and Exchange Commission. Neostellar Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Neostellar Capital. The information contained herein is for informational purposes only and is not intended to be a substitute for financial, legal, or tax advice.

About Neostellar Capital Corp.

Neostellar Capital Corp. (Nasdaq: NSLR) is a publicly traded investment company focused on private, venture-backed businesses. In simple terms, Neostellar invests in companies that are not yet listed on a public stock exchange. By owning shares of Neostellar, investors can gain exposure to a portfolio of VC-backed companies through a publicly traded stock. Upon receipt of final regulatory approval, which we expect in the near-term, Neostellar will be externally managed by Neostellar Advisors LLC. Together, the platform combines experience in private company investing with institutional investment management capabilities. Neostellar Capital Corp. is headquartered in New York, NY and has an office in San Francisco, CA. Connect with the Company on X, LinkedIn, and at neostellar.vc.

Contact

Neostellar Capital Corp.

(212) 931-6331

IR@neostellaradvisors.com